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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): February 27, 1997


                          NETLIVE COMMUNICATIONS, INC.
             (Exact name of Registrant as Specified in its Charter)

          Delaware                        0-28728           13-384-8652
(State or other jurisdiction            (Commission        (IRS Employer
      of incorporation                    File No.)      Identification No.)

                     584 Broadway, New York, New York 10012
                    (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (212) 343-7082

                                 Not Applicable
         (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

     On February 27, 1997, the Registrant's Board of Directors adopted the NetLive Communications, Inc. Performance Share Program, an employee deferred compensation plan (the "Plan"). The purpose of the Plan is to provide an incentive for, and to help retain, the Registrant's employees and to facilitate hiring new employees. The Registrant thereafter entered into a Trust Agreement whereby the Performance Share Program Trust (the "Trust") was created and issued 300,000 shares of the Registrant's common stock, $.0001 par value (the "Common Stock"), to the Trust. Prior to vesting and distribution to the applicable employee, the shares will be voted by the independent trustee of the Trust, Mr. R. Andrew Lee. To date, the Plan committee of the Registrant's Board of Directors has made awards to 12 employees (none of whom is an officer or director) relating to an aggregate of 106,000 shares of Common Stock.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits

     10.8 NetLive Communications, Inc. Performance Share Program and Performance Share Program Trust.

     Items 1 through 4 and 6 through 9 are not applicable and have been omitted.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NETLIVE COMMUNICATIONS, INC.




Dated: March 11, 1997                By: ______________________________
                                                  Signature
                                         Name: Laurence M. Rosen
                                         Title:   Chief Executive Officer,
                                                  President and Treasurer
                                                  (Principal Financial Officer)

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                                 EXHIBIT INDEX
                                  TO FORM 8-K


Exhibit                                                               Page No.
-------                                                               --------
10.8     NetLive Communications, Inc. Performance Share Program and      5
         Performance Share Program Trust




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